                            EQUIPMENT SALE AGREEMENT

                                       BY

                 TRANS BENGUELA LOGISTICS (PROPRIETARY) LIMITED

                                       AND

                     RANDGOLD & EXPLORATION COMPANY LIMITED

TABLE OF CONTENTS

1    INTERPRETATION

2.   PREAMBLE

3.   CONSIDERATION FOR SALE OF EQUIPMENT

4.   TERMS & CONDITIONS OF SALE OF EQUIPMENT

5.   DISPUTE RESOLUTION

6.   DOMICILIA AND NOTICES

7.   GENERAL

8.   COSTS

1.       INTERPRETATION

         In this agreement, unless the context clearly indicates a contrary intention, the words and phrases listed below and their cognates, shall bear the following meanings:

         1.1      "business day" means any day of the week other than a
                  Saturday, Sunday or public holiday;

         1.2      "effective date" means the date on which Randgold issues
                  Benguela with the share certificate relating to the Randgold shares;

         1.3      "equipment" means mining plant and equipment set out in
                  annexure "A"

         1.4      "Benguela" means Trans Benguela Logistics (Pty) Limited,
                  registration number 2003/016999/07, a private company
                  registered in accordance with the company laws of the Republic of South Africa;

         1.5      "Randgold" means Randgold & Exploration Company Limited,
                  registration number 1992/005642/06, a public company
                  incorporated in accordance with the laws of the Republic of
                  South Africa having its registered office at 3rd Floor, 28
                  Harrison Street, Johannesburg, the shares of which are quoted on the Johannesburg Stock Exchange;

         1.6      "Randgold shares" means the shares to be issued by Randgold to
                  Benguela in terms of clause 3 below;

         1.7      an expression, which denotes any gender, includes the other genders, a natural person includes an artificial person and vice versa and the singular includes the plural and vice
                  versa.

2.       PREAMBLE

         2.1      Benguela is the registered owner of the equipment and Benguela has agreed, to sell to Randgold the equipment in return for the payment by Randgold of the consideration referred to in clause 3.

         The parties wish to record the terms and conditions of their agreement as they hereby do.

3.       CONSIDERATION FOR SALE OF EQUIPMENT

         Randgold shall issue to Benguela 1,506,000 (one million five hundred and six thousand) ordinary Randgold shares, in respect of payment of the consideration, which shares shall be delivered to Benguela within
         10 (ten) business days of the date of signature of this agreement.

4.       TERMS AND CONDITIONS OF SALE OF EQUIPMENT

         4.1      Benguela warrants that it is the owner of the equipment and is able to deliver the equipment to Randgold free of any liens or encumbrances.

         4.2      Randgold has inspected the equipment and is satisfied with the condition thereof.

         4.3      Randgold will not be entitled to cancel this sale as a result of a breach of any of the above warranties unless the breach is material and is incapable of being remedied by payment of compensation or if the breach is capable of being remedied by payment of compensation, Benguela fails to pay such
                  compensation within 14 (fourteen) business days of the amount thereof being determined.

         4.4      On the effective date, Benguela shall deliver to Randgold, against delivery by Randgold of the share certificate/s
                  relating to the Randgold shares:

                  4.4.1      the equipment

         4.5      The parties acknowledge that the equipment is for export to
                  Angola and is therefore zero rated for VAT purposes.

5.       DISPUTE RESOLUTION

         Any dispute arising from or in connection with this agreement shall be finally resolved in accordance with the Rules of the Arbitration
         Foundation of Southern Africa by an arbitrator or arbitrators appointed by the Foundation. Unless otherwise agreed, the arbitration hearing shall take place in Johannesburg.

6.       DOMICILIA AND NOTICES

         6.1      The parties all choose domicilium citandi et executandi
                  ("domicilium") for the purposes of giving any notice, the
                  payment of any sum, the serving of any process and for any other purpose arising from this agreement as follows:

                  6.1.1    Benguela at 2 Commerce Square, 39 Rivonia Road,
                           Sandhurst, Sandton. Fax (011) 268-9701

                  6.1.2    Randgold at 3rd Floor, 28 Harrison Street,
                           Johannesburg.  Fax (011) 492-1070

         6.2      Each of the parties shall be entitled from time to time, by written notice to the others, to vary its domicilium to any other address within the

                  Republic of South Africa, which is not a post office box or poste restante.

         6.3      Any notice required or permitted to be given in terms of this agreement shall be valid and effective only if in writing.

         6.4      Any notice given and any payment made by one party to the
                  others ("the addressee") which:-

                  6.4.1    is delivered by hand during the normal business hours
                           of the addressee at the addressee's domicilium for
                           the time being shall be presumed, until the contrary
                           is proved, to have been received by the addressee at
                           the time of delivery;

                  6.4.2    is given by telefax shall be deemed, in the absence
                           of proof to the contrary, to have been received
                           within 1 (one) hour of the commencement of the
                           following business day.

7.       GENERAL

         7.1      Neither party shall be bound by any representation, warranty, promise or the like not recorded herein.

         7.2      No addition to, variation or agreed cancellation of this
                  agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

         7.3      No extension of time or indulgence which either party ("the grantor") may grant to the other ("the grantee") shall
                  constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights
                  against the grantee which may have arisen in the past or which might arise in the future.

8.       COSTS

         The costs of and incidental to the transfer of the equipment to
         Randgold and the Randgold shares to Benguela, including the stamp duty payable thereon, shall be borne by Randgold.

SIGNED AT JOHANNESBURG ON THIS 18TH DAY OF JUNE 2004.

(signed-illegible)
For and on behalf of
TRANS BENGUELA LOGISTICS (PTY) LIMITED
Who warrants his authority hereto

SIGNED AT JOHANNESBURG ON THIS 18TH DAY OF 2004.

/s/ H.C. Buitendag
-------------------------------------------------
For and on behalf of
RANDGOLD & EXPLORATION COMPANY LTD
Who warrants his authority hereto

                                  ANNEXURE "A"

                               EQUIPMENT SCHEDULE

6 x      TEREX TA 25 ARTICULATED DUMP TRUCKS FULLY REFURBISHED

1 x      SUMITOMO SH 300 DIGGER 1500 HRS

1 x      SUMITOMO SH 300 DIGGER REFURBISHED

1 x      SUMITOMO SH 400 DIGGER 3000 HRS

2 x      SUMITOMO SH 400 DIGGER FULLY REFURBISHED

3 x      (EX BATEMANS) 325 FURUKOWA LOADER FULLY REFURBISHED

1 x      (EX BATEMANS) CATERPILLAR D9 BULLDOZER 200 HRS

4 x      UNIMOG AS NEW 1 CONVERT TO FLAT TOP

1 x      KOMATSU 335 - 45 TONNE BULLDOZER PART REFURBISHED

1 x      KOMATSU 335 - 45 TONNE BULLDOZER 500 HRS

4 x      PORTABLE GREASE TABLES

4 x      PREPARATION TABLES

1 x      WATER PURIFICATION PLANT

         CAMPING - COOKING EQUIPMENT

4 x      FUEL BLADDERS (EX BATEMANS)

6 x      FRESHWATER BLADDERS (EX BATEMANS)

4 x      400 CFM BLOWERS

8 x      SETS OF DIVING EQUIPMENT - WET SUITS, REGULATORS ETC

5 x      ACCOMODATION CONVERTED SEA CONTAINERS (AIR CONDITIONED)

2 x      CATERPILLAR 3408 - DUNLITE 150KVA GENERATOR SETS

         SPARE PARTS FOR ALL EARTHMOVING EQUIPMENT AND GENERATOR SETS

TOTAL PURCHASE PRICE                R27,865,000